                                  EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/00       State #:  391581       FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377         Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                Dollar Amounts in thousands   C300
                                                                                                                              ----
                                                                                                RCON  BIL MIL THOU
                                                                                                ----  ------------

ASSETS
 1. Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                      RCON
                                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1).......................             0081       64,969        1.a
    b. Interest-bearing balances(2)................................................             0071            0        1.b
 2. Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...................             1754            0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)................             1773        4,286        2.b
 3. Federal funds sold and securities purchased under agreements to
    resell                                                                                      1350    1,056,754        3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                                  RCON
                                                                                                ----
    RC-C)..........................................................................             2122      346,052        4.a
    b. LESS: Allowance for loan and lease losses...................................             3123          372        4.b
    c. LESS: Allocated transfer risk reserve.......................................             3128            0        4.c
    d. Loans and leases, net of unearned income, allowance, and                                 RCON
                                                                                                ----
       reserve (item 4.a minus 4.b and 4.c)........................................             2125      345,680        4.d
 5. Trading assets (from Schedule RD-D)............................................             3545            0        5.
 6. Premises and fixed assets (including capitalized leases).......................             2145       21,835        6.
 7. Other real estate owned (from Schedule RC-M)...................................             2150            0        7.
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).................................................             2130            0        8.
 9. Customers' liability to this bank on acceptances outstanding...................             2155            0        9.
10. Intangible assets (from Schedule RC-M).........................................             2143       13,697       10.
11. Other assets (from Schedule RC-F)..............................................             2160      131,390       11.
12. Total assets (sum of items 1 through 11).......................................             2170    1,638,611       12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           Bank One Trust Company, N.A.        Call Date: 12/31/00         State #: 391581        FFIEC 032
Address:                       100 East Broad Street               Vendor ID: D                Cert #"  21377         Page RC-2
City, State Zip:               Columbus, OH 43271                  Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                               DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
                                                                                                   ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                          RCON
                                                                                       ----
     from Schedule RC-E, part 1)...............................................        2200         1,410,826         13.a
        (1) Noninterest-bearing(1).............................................        6631           830,363         13.a1
        (2) Interest-bearing...................................................        6636           580,463         13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).....................................
        (1) Noninterest bearing................................................
        (2) Interest-bearing...................................................
14.  Federal funds purchased and securities sold under agreements                      RCFD
     to repurchase:............................................................        2800                 0         14
15.  a. Demand notes issued to the U.S. Treasury...............................        RCON
                                                                                       2840                 0         15.a
     b. Trading Liabilities (from Sechedule RC-D)..............................        RCFD
                                                                                       3548                 0         15.b

16.  Other borrowed money:                                                             RCON
                                                                                       ----
     a. With original maturity of one year or less.............................        2332                 0         16.a
     b. With original maturity of more than one year...........................        A547                 0         16.b
     c. With original maturity of more than three years........................        A548                 0         16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...................        2920                 0         18.
19.  Subordinated notes and debentures.........................................        3200                 0         19.
20.  Other liabilities (from Schedule RC-G)....................................        2930            75,186         20.
21.  Total liabilities (sum of items 13 through 20)............................        2948         1,486,012         21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............................        3838                 0         23.
24.  Common stock..............................................................        3230               800         24.
25.  Surplus (exclude all surplus related to preferred stock)..................        3839            45,157         25.
26.  a. Undivided profits and capital reserves.................................        3632           106,620         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.............................................................        8434                22         26.b
     c. Accumulated net gains (losses) on cash flow hedges.....................        4336                 0         26.c
27.  Cumulative foreign currency translation adjustments.......................
28.  Total equity capital (sum of items 23 through 27).........................        3210           152,599         28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28).............................................        3300         1,638,611         29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most

    comprehensive level of auditing work performed for the bank by independent external                                 Number
    auditors as of any date during 1996 ........................................................RCFD 6724      N/A       M.1.
1 = Independent audit of the bank conducted in accordance                   4. =  Directors' examination of the bank performed by
    with generally accepted auditing standards by a certified                     other external auditors (may be required by
    public accounting firm which submits a report on the bank                     chartering
2 = Independent audit of the bank's parent holding company                  authority)
    conducted in accordance with generally accepted auditing                5 =   Review of the bank's financial statements by
    standards by a certified public accounting firm which                         external auditors
    submits a report on the consolidated holding company                    6 =   Compilation of the bank's financial statements
    (but not on the bank separately)                                              by external auditors
3 = Directors' examination of the bank conducted in                         7 =   Other audit procedures (excluding tax
    accordance with generally accepted auditing standards                         preparation work)
    by a certified public accounting firm (may be required by  auditors     8 =   No external audit work
    state chartering authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.